Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report dated May 30, 2012, with respect to the financial statements of Global Equity Long/Short Master Fund as of March 31, 2012 and for the period from October 3, 2011 (Commencement of Operations) to March 31, 2012, in Post-effective Amendment No. 5 to the Registration Statement (Form N-2 No. 811-22459).

/s/ Ernst & Young LLP

Raleigh, North Carolina
July 26, 2012